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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Cascade Communications Corp. on Form S-3 of our report dated February 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of Cascade Communication Corp. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 which report is included in the Cascade Communications Corp. 1995 Annual Report on Form 10K. We also consent to the reference to our firm under the caption "Experts."



                                                COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
June 14, 1996